Exhibit 10.3

EXECUTION COPY

DATED JUNE 21, 2004

KULICKE & SOFFA (S.E.A.) PTE. LTD.

(Registration No. 199503535R)

as Chargor

and

NATEXIS BANQUES POPULAIRES, SINGAPORE BRANCH

as Security Agent

for the Lenders referred to herein

DEBENTURE

incorporating Fixed and Floating Charges

and Assignment of Insurances

BAKER & McKENZIE.WONG & LEOW

1 Temasek Avenue, #27-01

Millenia Tower

Singapore 039192

Tel: (65) 6338-1888

Fax: (65) 6337-5100

THIS DEED is made the 21 day of June 2004

BETWEEN

(1) KULICKE & SOFFA (S.E.A.) PTE LTD, a company incorporated in Singapore (Registration No. 199503535R) whose registered office is at 6 Serangoon North Avenue 5, #03-16, Singapore 554910 as chargor (the “Chargor”); and

(2) NATEXIS BANQUES POPULAIRES, SINGAPORE BRANCH of 50 Raffles Place #41-01, Singapore Land Tower, Singapore 048623 as security agent and trustee for the Finance Parties (as defined in the Guarantee Issuance Facility Agreement referred to below) from time to time (in such capacity, the “Security Agent”).

WHEREAS:

(A) Under a guarantee issuance facility agreement dated 21 June 2004 (the “Guarantee Issuance Facility Agreement”) entered into between (1) the Chargor as borrower, (2) Natexis Banques Populaires, Singapore Branch and Arab Bank plc, Singapore Branch as initial lenders, (3) Natexis Banques Populaires, Singapore Branch as issuing bank, (4) Natexis Banques Populaires, Singapore Branch as facility agent (the “Facility Agent”), and (5) Natexis Banques Populaires, Singapore Branch as security agent, the Lenders (as defined in the Guarantee Issuance Facility Agreement) have agreed to make available to the Chargor a guarantee issuance facility of up to US$17,000,000 (the “Facility”) upon the terms set out therein.

(B) It is a condition precedent to the Lenders making the Facility available to the Chargor that the Chargor enters into this Deed.

IT IS AGREED as follows:

1.	Interpretation

1.1 Definitions and Construction. In this Deed, unless the context requires otherwise, terms and expressions defined in or construed for the purposes of the Guarantee Issuance Facility Agreement and not defined below shall have the same meanings or be construed in the same manner when used in this Deed, and the following terms shall have the following meanings:

“Charged Accounts” has the meaning ascribed to it in the Guarantee Issuance Facility Agreement.

“Charged Assets” means all or any part of the Equipment, Receivables, undertaking, property, assets and rights of the Chargor hereby expressed to be charged or assigned including, without limitation, the Receivables Account and the Gold Inventories (and references to the Charged Assets shall include references to any part of it).

“CLPA” means the Conveyancing and Law of Property Act (Chapter 61) of the Statutes of the Republic of Singapore.

“Debtor” means any person who is liable (whether as principal debtor or as surety and whether actually or contingently) to pay or discharge a Receivable;

“Equipment” means all items of plant, equipment and machinery now or hereafter owned by the Chargor and all replacements thereof and additions thereto.

“Gold Receivables” means all cash collections and proceeds of sale or other realization in respect of any Gold Inventories including, without limitation, all account receivables and revenues of the Chargor in relation thereto.

“Insurances” means all policies or contracts of insurance which are now or may hereafter be effected in respect of the Gold Inventories or any part thereof (but expressly excluding any insurances arranged solely for the benefit of third parties in accordance with legislative requirements), which as at the date hereof consist of the policies set out in Schedule 1, and all benefits and proceeds thereof, including all claims of whatever nature and returns of premiums.

“Intellectual Property” means all rights in any intellectual property or similar rights now or at any time in the future belonging to the Chargor, including patents, trade marks and brand names, service marks, designs, copyrights, design rights, computer software, applications for registration of (and the right to apply for) any of the foregoing in any part of the world, improvements and extensions of any of the foregoing, moral rights, inventions, trade secrets and know-how and similar rights anywhere in the world together with the benefit of all licences of any of the foregoing granted to or by the Chargor and all revenues and other rights derived from any of the foregoing.

“Receivables” means the Gold Receivables and all other present and future book and other debts and receivables, commissions, revenues, claims and chooses in action of whatsoever nature and howsoever and wheresoever arising, due or owing or to become due or owing to or acquired by the Chargor including bank deposits and credit balances and the full benefit of all rights and remedies relating thereto including, but not limited to, all claims for damages and other remedies for non-payment of the same and all claims against insurers and under Encumbrances, guarantees and other security and all proceeds and forms of remittance in respect of the same.

“Receivables Account” means any of the Charged Accounts and/or any other account opened and maintained in the name of the Chargor with the Facility Agent into which Receivables are paid, and all sums now or hereafter deposited into such account and all additions to or renewals or replacements thereof (in whatever currency) and all interest or other sums which may accrue from time to time thereon.

“Receiver” means each and any receiver, manager, receiver and manager or other similar officer appointed by the Security Agent in respect of the security created by or pursuant to this Deed;

“Related Rights” means:

(a) all rights and benefits whatsoever deriving from or incidental to any Securities and all dividends and interest paid or payable in relation thereto;

(b) all shares, securities, rights, monies or other assets accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, bonus, preference, option or otherwise in respect thereof, and the certificates representing any of the foregoing.

“Secured Indebtedness” means all monies, obligations and liabilities of any kind now or at any time in the future due, owing, incurred or payable (whether actually or contingently) by the Chargor under or pursuant to any Finance Document (whether on account of principal, interest, fees, expenses, indemnity payments, losses, damages or otherwise) and all other monies hereby secured.

“Securities” means all stocks, shares, debentures, bonds, notes, warrants and other securities of any kind (including loan capital) now or at any time in the future beneficially owned by Chargor or in which the Chargor has an interest (and all present and future rights of the Chargor against any clearance or settlement system or any custodian in respect of any of the foregoing); and

the expression “Security Agent” shall mean the Security Agent acting in its capacity as trustee for itself and the other Finance Parties pursuant to the trust declared by clause 15.2 of the Guarantee Issuance Facility Agreement in respect of holding and releasing the rights, benefits and interests conferred by Clause 3.1 (Grant of Charge and Assignment). and, in all other contexts shall mean the Security Agent acting on its own behalf and in its capacity as agent and trustee for the Finance Parties, and the expression “Finance Parties” shall have the meaning ascribed to it in the Guarantee Issuance Facility Agreement.

1.2 Successors and Assigns. The expressions “Chargor”, “Security Agent” and “Lender” shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them.

1.3 Miscellaneous. In this Deed, unless the context requires otherwise:

(a) Statutes: references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(b) Construction: words importing the singular include the plural and vice versa; words importing a gender include the other gender;

(c) Finance Documents: references to this Deed, the Guarantee Issuance Facility Agreement, any other Security Document or any other document shall be construed as references to this deed or such document as the same may be amended, supplemented, restated or novated from time to time;

(d) Clauses, Etc: references to Clauses and the Schedules are to clauses of and the schedule to this Deed and references to this Deed include the Schedules; and

(e) Headings: Clause headings are inserted for reference only and shall be ignored in construing this Deed.

1.4 Third Party Rights. The Contracts (Rights of Third Parties) Act (Chapter 53B) shall not apply to this Deed and, unless expressly provided to the contrary in this Deed, no person not party to this Deed shall have or acquire any right to enforce any term of it pursuant to that Act. This Clause shall not affect any right or remedy of any third party which exists or is available otherwise than by reason of that Act and shall prevail over any other provision of this Deed which is inconsistent with it.

2. COVENANT TO PAY

2.1 Covenant to Pay. In consideration of the Lenders agreeing to make the Facility available to the Chargor on the terms and conditions of the Guarantee Issuance Facility Agreement, the Chargor covenants that it will pay to the Security Agent the Secured Indebtedness in accordance with the terms of the Guarantee Issuance Facility Agreement.

2.2 Interest. The Chargor shall with respect to all monies payable under this Deed pay interest from the due date to the date of payment (as well after as before any demand or judgment and notwithstanding the liquidation or winding-up of the Chargor) at such rates determined by the Lenders in accordance with the provisions of clause 13 of the Guarantee Issuance Facility Agreement and all such interest shall form part of the monies hereby secured. Any interest accruing under this Clause 2.2 shall be immediately payable by the Chargor to the Security Trustee in accordance with the terms of the Guarantee Issuance Facility Agreement.

3. Fixed and Floating Charges

3.1 Grant of Charge and Assignment. In consideration of the Lenders agreeing to make the Facility available to the Chargor on the terms and conditions of the Guarantee Issuance Facility Agreement:

(a) Charge: the Chargor as beneficial owner charges and agrees to charge to the Security Agent:

(i) Fixed Charge: by way of first fixed charge the Charged Assets specified in Clause 3.2 (Fixed Charge);

(ii) Floating Charge: by way of first floating charge the Charged Assets specified in Clause 3.3 (Floating Charge) and all of the Chargor’s right, title, interest and benefit from time to time in and to the Receivables and the Receivables Account; and

(b) Assignment: the Chargor as beneficial owner assigns and agrees to assign to the Security Agent absolutely all the Chargor’s right, title, interest and benefit in and to the Insurances and the business name of “K&S Packaging Materials”, as a continuing security for the due and punctual payment and discharge of the Secured Indebtedness and the due and punctual observance and performance by the Chargor of all other obligations of the Chargor contained in the Guarantee Issuance Facility Agreement and/or any other Finance Documents.

3.2 Fixed Charge. The property charged by way of fixed charge is the following:

(a) Real Property: all estates and other interests in freehold, leasehold and other immovable property wheresoever situate now or hereafter belonging to the Chargor and all buildings, trade and other fixtures, fixed plant and machinery from time to time on any such freehold, leasehold or other immovable property;

(b) Chattels: all chattels now or hereafter hired, leased or rented by the Chargor to any person together in each case with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or such other security for the performance of the obligations of any person under or in respect of such contract;

(c) Equipment: the Equipment;

(d) Securities: the Securities and Related Rights;

(e) Intellectual Property: the Intellectual Property (which, to the extent that it consists of copyrights and patents, shall be assigned by way of mortgage);

(f) Licenses: the benefit of all present and future licenses, consents and authorizations (statutory or otherwise) held in connection with the Chargor’s business or the use of any of its assets, and the right to all compensation which may at any time become payable to it in respect thereof;

(g) Agreements: (to the extent that they do not fall within any other paragraph of this Clause 3.2) all of the Chargor’s rights and benefits under any distributorship, agency, partnership, joint venture or similar agreements, any letters of credit issued in its favor and all bills of exchange and other negotiable instruments held by it;

(h) Records: all books of account, registers, records, vouchers, computer software, computer printouts and other documents relating in any way to the business of the Chargor; and

(i) Goodwill: the goodwill of the Chargor and its uncalled and called but unpaid capital and premiums now or at any time hereafter in existence and future calls (whether made by the directors of the Chargor or by a receiver, administrator or liquidator).

3.3 Floating Charge. The property charged by way of floating charge is the whole of the Chargor’s undertaking and all its present and future property and assets including without limitation the Gold Inventories (in each case, wherever situated), other than any property or assets from time to time or for the time being effectively charged by way of fixed charge to the Security Agent by Clauses 3.1 (Grant of Charge and Assignment) and 3.2 (Fixed Charge). If any charge over any asset mentioned in Clause 3.2 (Fixed Charge) above does not take effect as, or ceases to be, a fixed charge, it shall instead take effect as (or, as the case may be, become) a floating charge.

3.4 Conversion of Floating Charge to Fixed Charge. The Security Agent may at any time by notice in writing to the Chargor convert the floating charge hereby created into a fixed charge as regards any property, assets or rights specified in the notice if:

(a) an event of Default or a Potential Event of Default has occurred;

(b) the Security Agent reasonably considers that the relevant Charged Asset may be in jeopardy or in danger of being seized or sold pursuant to any form of legal process; or

(c) the Security Agent reasonably considers that it is desirable to do so in order to protect or preserve the security created by or pursuant to this Deed over that Charged Asset and/or its priority.

The service by the Security Agent of any notice pursuant to this Clause 3.4 (Conversion of Floating Charge to Fixed Charge) in relation to any Charged Asset shall not be construed as a waiver or abandonment of the Security Agent’s rights to serve similar notices in respect of any other Charged Asset or of any other rights of the Security Agent under this Deed.

3.5 Automatic Crystallization. Notwithstanding Clause 3.4 (Conversion of Floating Charge to Fixed Charge) and without prejudice to any rule of law which may have a similar effect, the floating charge under Clause 3.3 (Floating Charge) shall automatically be converted with immediate effect into a fixed charge as regards all the property and assets subject to the floating charge and without notice from the Security Agent to the Chargor upon:

(a) the presentation of a petition for the compulsory winding up of the Chargor;

(b) the convening of a meeting for the passing of a resolution for the voluntary winding up or judicial management of the Chargor;

(c) the presentation or making of an application for a warrant of execution, garnishee order, charging order or other similar process in respect of any part of the property or assets of the Chargor subject to the floating charge;

(d) the occurrence of an Event of Default or a Potential Event of Default; or

(e) the Chargor creating, incurring or permitting to arise or submitting to any Encumbrance over any Charged Asset (except in favor of the Security Agent under or pursuant to this Deed) or attempting or taking or suffering any steps so to do.

3.6 De-crystallization. If the floating charge over any Charged Assets becomes fixed in accordance with Clause 3.4 (Conversion of Floating Charge to Fixed Charge) or 3.5 (Automatic Crystallization) it shall again become a floating charge over those Charged Assets if the Security Agent gives the Chargor a notice in writing to that effect.

3.7 Notice. The Chargor will, forthwith upon the execution of this Deed (or, if later, upon any policy or contract of insurance comprised in the Insurances coming into force), give notice of the assignment of the Insurances herein contained to and obtain an acknowledgement from the relevant insurers substantially in the form set out in Schedule 2 and in any event in a form satisfactory to the Security Agent.

3.8 Dealings with Parties. Notwithstanding the assignment of the Insurances herein contained but otherwise subject to the terms of this Deed, the Security Agent authorizes the Chargor to continue to deal with the other parties to the Insurances and each of them in relation thereto as if the Chargor remained solely entitled to all the right, title, interest and benefit thereunder but, save as herein provided, not directly to receive any moneys payable under the Insurances provided that if an Event of Default or Potential Event of Default occurs the foregoing authority shall immediately cease to have effect.

3.9 Condition of Deposit. Notwithstanding any other terms on which any monies or Receivables may have been deposited in any Receivables Account, it is a condition of such deposit that, throughout the subsistence of this Deed for so long as any Secured Indebtedness is or may become payable, unless the Security Agent otherwise agrees in writing or the terms of the Guarantee Issuance Facility Agreement otherwise permit, no Receivables Account nor any part thereof shall be in any way assignable or transferable and no Encumbrance or trust shall be capable of being created over or in respect of any Receivables Account or any part thereof.

3.10 Operation of Receivables Accounts.

(a) Subject to paragraph (b) below, the Chargor shall be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Receivables Account in the ordinary course of its business;

(b) At any time after the declaration by the Security Agent of an Event of Default or a Potential Event of Default or, if earlier, the conversion of any floating charge created by Clause 3.1(A)(b) (Floating Charge) into a fixed charge in accordance with Clause 3.4 (Conversion of Floating Charge to Fixed Charge) or Clause 3.5 (Automatic Crystallization), the Chargor shall not be entitled to receive, withdraw or otherwise transfer any credit balance from time to time on any Receivables Account except with the prior consent of the Security Agent; and

(c) The Chargor shall not release, grant time or indulgence or compound with any third party or suffer to arise any set-off or other adverse rights against any Receivables Account nor do or omit to do anything which may delay or prejudice the right of the Security Agent to receive payment from any Receivables Account at any time after the security created by or pursuant to this Deed has become enforceable.

3.11 Discharge. Upon payment in full of all the Secured Indebtedness to the satisfaction of the Finance Parties, the Security Agent shall, at the request and cost of the Chargor, and in such form as the Security Agent shall approve, discharge the security created by this Deed, subject to Clause 18.5 (Release of Charge Conditional).

4. Continuing Security

4.1 Continuing Security. This Deed shall be a continuing security and shall remain in full force and effect until the Secured Indebtedness has been paid in full and the Finance Parties do not have any further obligation or liability (actual or contingent) under the Guarantee Issuance Facility Agreement or any Security Document, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Chargor or any other person or any intermediate settlement of account or other matter whatsoever.

4.2 Independent Security. This Deed is in addition to, and independent of, any Encumbrance, guarantee or other security or right or remedy now or at any time in the future held by or available to the Finance Parties.

5. Representations and Warranties

5.1 Memorandum and Articles. The Chargor hereby certifies that neither the execution of this Deed nor the creation of the charges hereby constituted contravenes any of the provisions of the memorandum and articles of association of the Chargor.

5.2 Representations and Warranties. The Chargor represents and warrants to the Security Agent (as security agent and trustee for the Finance Parties) that:

(a) Capacity: the Chargor is a company duly incorporated with limited liability and existing under the laws of Singapore and has full power, authority and legal right and has taken all necessary corporate action and has obtained all necessary consents in order to incur the Secured Indebtedness and to create security over the Charged Assets on the terms of this Deed and to perform its obligations under this Deed;

(b) Enforceability: this Deed constitutes legal, valid and binding obligations of the Chargor in accordance with its terms;

(c) No Encumbrances: the Charged Assets are or when acquired will be beneficially owned by the Chargor free from any Encumbrance except as created under or pursuant to this Deed and (other than as disclosed to the Security Agent) no person other than the Chargor has the use, occupation or possession of the Charged Assets or any part thereof;

(d) No Litigation: no litigation, arbitration or administrative proceeding which involves a claim against the Chargor for an amount not less than US$500,000 (other than those which are vexatious or frivolous) is currently taking place or pending or threatened against the Chargor or in relation to any of the Charged Assets;

(e) Accuracy of Particulars: the particulars of the Insurances set out in Schedule 1 are true and accurate in all respects;

(f) Validity: each of the Insurances is valid and in full force and effect and enforceable in accordance with its terms against the parties thereto and is not void or voidable;

(g) Receivables: all Receivables are fully collectible in the ordinary course of business;

(h) Marketable Security: the Chargor has good title to all of the Charged Assets; and

(i) Payment: all premiums and other monies (if any) payable in respect of any of the Insurances have been duly paid and all covenants, terms and conditions contained in each of the Insurances have been duly observed and performed.

5.3 Continuing Representation and Warranty. The Chargor also represents and warrants to and undertakes with the Security Agent (as security agent for the Finance Parties) that the foregoing representations and warranties will be true and accurate throughout the continuance of this Deed with reference to the facts and circumstances subsisting from time to time.

6. Undertakings

The Chargor undertakes and agrees with the Security Agent (as security agent for the Finance Parties) that throughout the continuance of this Deed and so long as any Secured Indebtedness is or may become payable that the Chargor will, unless the Security Agent otherwise agrees in writing:

General

(a) Information: provide the Security Agent with such information relating to the Charged Assets as the Security Agent may from time to time reasonably request;

(b) Litigation: forthwith upon becoming aware of the same, notify the Security Agent of any litigation, arbitration or administrative proceedings which involves a claim against the Chargor for an amount not less than US$500,000 (other than those which are vexatious or frivolous) and which are brought or (to its knowledge) threatened against the Chargor or any material notices issued to it by any person in relation to the Charged Assets;

(c) Conduct of Business: conduct its business in a proper and efficient manner and not materially change the nature or scope of its business and keep proper books and records in respect thereof;

(d) Material Adverse Effect: as soon as it becomes aware of the same, notify the Security Agent of any occurrence which could materially and adversely affect the ability of the Chargor to perform its obligations under this Deed;

(e) Payment of Debts: punctually pay and discharge all debts and obligations which by law have priority over the security hereby constituted;

(f) Punctual Payment: punctually pay all sums due from it to the Finance Parties and otherwise comply with its obligations under this Deed

(g) Notification of Events: immediately inform the Security Agent of:

(i) any damage, loss, theft, arrest, confiscation, seizure or any other event which affects or might affect the rights of the Lenders under this Deed or involves any loss or reduction in value of any Charged Assets in an aggregate amount exceeding US$1,000,000;

(ii) any material notices issued to it by any person in relation to the Charged Assets;

(h) Protection of Charged Assets: upon demand by the Security Agent take or defend all such legal proceedings, and take all such other steps, as the Security Agent may reasonably require for the protection of any Charged Assets;

Charged Assets Generally

(i) Access: permit the Security Agent, the Receiver or any other person appointed by either of them at all reasonable times with prior appointment to have access to and view the state, order and condition of the Charged Assets and take inventories thereof;

(j) Deposit of Documents: except as may be provided otherwise in the Guarantee Issuance Facility Agreement or any Security Document, deposit with the Security Agent or to its order all deeds, certificates and documents (including original policies of insurance) which constitute or evidence title to any Charged Assets when required to do so by the Security Agent;

(k) Maintenance: keep all its property and assets including, but not limited to, all plant, equipment, machinery, buildings, fixtures, fittings, vehicles and other effects in reasonable state of repair (fair and tear excepted) and in reasonable working condition and not pull down, dismantle or remove any of the same except in the ordinary course of use, repair, maintenance or improvement;

(l) Payments: punctually pay all rents, rates, taxes, duties, fees, transportation costs, godown charges, impositions and outgoings whatsoever which may be payable in respect of the Charged Assets and observe and perform all the covenants, terms and conditions contained in any title deeds, leases or other documents of title under which any property hereby charged is for the time being held provided that if the Chargor defaults in making any such payments or in the performance or observance of any of the above undertakings or in effecting insurance or in paying insurance premiums or in repairing, the Security Agent or the Receiver may make such payments or perform and observe such undertakings, effect such insurance or repairs or pay such insurance premiums and the Chargor shall forthwith repay to the Security Agent or the Receiver (as the case may be) on demand all monies expended by the Security Agent or the Receiver in so doing together with interest thereon at such rates determined by the Lenders in accordance with the provisions of clause 13 of the Guarantee Issuance Facility Agreement from the time of the same having been paid or incurred and until such repayment such monies together with such interest shall be secured by this Deed;

(m) Laws and Notices: comply with all applicable laws and regulations in connection with the Charged Assets and any notices or orders given thereunder and pay all outgoings and liabilities relating thereto immediately when due;

(n) Negative Pledge: not:

(i) create or attempt or agree to create or permit to arise or exist any Encumbrance over the Charged Assets or any interest therein (except under or pursuant to this Deed or as may be permitted in the Guarantee Issuance Facility Agreement or any Security Document) and no Encumbrance purported to be created in breach of this restriction shall take priority over or rank pari passu with this Deed and to the intent of affording the Security Agent further and better security the Chargor agrees and declares that the rule in Clayton’s Case or any other rule of law or equity shall not apply so as to affect or diminish in any way the Security Agent’s rights under this Deed provided always that upon any such breach by the Chargor the Security Agent may open new or separate accounts in the name of the Chargor in the Security Agent’s books and if the Security Agent has not in fact opened such new or separate accounts the Security Agent shall nevertheless be deemed to have done so at the time of such breach and as from that time all payments made by the Chargor to the Security Agent shall (notwithstanding any legal or equitable rule or presumption to the contrary) be placed or deemed to have been placed to the credit of such new or separate accounts and shall not go in reduction of the amounts due by the Chargor to the Security Agent at the time of such breach notwithstanding that such payments had been paid into the existing accounts of the Chargor or were shown to be credited to the Chargor’s existing accounts on the Security Agent’s statements and the Security Agent shall immediately after the time of such breach have an absolute right of appropriation of such payments;

(ii) sell, transfer, part with possession of, factor or otherwise deal with or dispose of or grant any option or right over any of the Charged Assets or attempt or agree to do so except as may otherwise be provided in the Guarantee Issuance Facility Agreement or any Security Document, except, in the case of stock-in-trade (and subject to the other provisions of this Deed) by way of sale at full market value in the usual course of trading as now conducted by the Chargor and for the purpose of carrying on the Chargor’s business; or on normal commercial terms obsolete assets or assets no longer required for the purpose of the Chargor’s business; or disposals for full consideration by cash, or the exchange for other assets of a similar nature and value, or the sale of the assets on normal commercial terms for cash, payable in full on completion of such sale, which is to be and is approved towards the purchase of similar assets; or any disposal agreed by the Security Agent (such approval not to be unreasonably withheld);

(o) Not Prejudice: not do or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the security provided under this Deed or the value of the Charged Assets;

Intellectual Property

(p) Maintenance: maintain and preserve its Intellectual Property by all means available to it, not limited to registration and payment of fees and not abandon any of the same

(q) No Grant of Exclusive Rights: not grant any exclusive rights in relation to any of its Intellectual Property;

(r) No License: not sell, transfer, license or otherwise dispose of all of such Intellectual Property or any part thereof which is material to the conduct of the Chargor’s business;

(s) No Abandonment: not permit such Intellectual Property which is registered, or any part thereof which is material to the conduct of the Chargor’s business, to be abandoned or cancelled, to lapse or to be liable to any claim of abandonment or cancellation for non-use or otherwise;

Insurances

(t) Insurances: insure and keep insured the Charged Assets of an insurable nature against loss or damage by fire and other usual risks and by such other risks and contingencies as the Security Agent may reasonably require, in such amounts as may be agreed between the Chargor and the Security Agent or, in the absence of any such specification, in their full insurable values and maintain such other insurances, including third party and public liability insurance, as are commonly maintained by prudent companies carrying on similar businesses or activities, in each case with such insurance company or office and through such insurance brokers as the Security Agent shall approve (such approval not to be unreasonably withheld);

(u) Insurers: ensure that all policies of insurance are issued by an insurer reasonably acceptable to the Security Agent;

(v) Loss Payee Clause: procure that a loss payable and notice of cancellation clause, substantially in the form of Schedule 3, and in any event in a form satisfactory to the Security Agent, is included in each of the policies or contracts of insurance comprised in the Insurances;

(w) Consent: procure that, on or prior to any policy or contract of insurance comprised in the Insurances coming into force (or, if later, the execution of this Deed), the insurance brokers and insurers in respect of such insurance give their written consent to the assignment of the Insurances pursuant to this Deed.

(x) Maintenance: take all steps which may be necessary or expedient to keep the Insurances in full force and effect and protect the interests of the Chargor, the Security Agent and the other Finance Parties in the Insurances;

(y) Not Prejudice: ensure that no such insurances becomes voidable, vitiated or liable to an increased premium and not do or fail to do anything to prejudice any claim thereunder or vary or terminate any policy;

(z) Premiums: punctually pay all premiums and other amounts due in respect of the Insurances (and provide the Security Agent with receipts therefor) and deliver to the Security Agent certified true copies of all policies (including any alteration, addition or amendment thereto), cover notes and other relevant documents relating to the Insurances;

(aa) Renewal: renew all policies or contracts of insurance comprised in the Insurances no later than fourteen (14) days before the expiry of such policies or contracts;

(bb) Reimbursement: reimburse on demand to the Security Agent any amount paid by the Security Agent or any of the Finance Parties to any insurer of any of the Insurances in respect of any premium or other amount due to such insurer in respect of the Insurances, together with interest thereon from the date of payment to the date of reimbursement at the rates determined by the Lenders in accordance with the provisions of clause 13 of the Guarantee Issuance Facility Agreement;

(cc) Enforcement: do or permit to be done every act or thing which the Security Agent may from time to time reasonably require for the purpose of enforcing the rights of the Security Agent hereunder;

(dd) Settlement: not, without the prior written consent of the Security Agent (such consent not to be unreasonably withheld), waive, release, settle, compromise or abandon any claim under the Insurances or do or omit to do any other act or thing whereby the recovery in full of any amounts in respect of the Insurances as and when they become payable may be impeded

(ee) Insurance of Leasehold Property: in the case of any leasehold property where the landlord (or other third party) is obliged by the terms of the relevant lease to insure the relevant property, procure (where it is empowered to do so), or otherwise use all reasonable endeavours to ensure that the landlord (or other third party) procures, insurance in accordance with the terms of the relevant lease;

Receivables and Receivables Account

(ff) Variation: not permit or agree to any variation of rights attaching to any Receivables Account or close any Receivables Account;

(gg) Realization: get in and realize all Receivables in the ordinary course of business and pay into the Receivables Account all monies which it may receive in respect of the same;

(hh) Default: inform the Security Agent of any Debtor which is likely to be unable to pay debts immediately upon it being reasonable to suspect the same;

(ii) Payment of Receivables: promptly deposit and pay all monies which it may receive in respect of the Receivables into the Receivables Account, and ensure that each Debtor pays all monies in respect of the Receivables directly into the Receivables Account;

(jj) Dealing with Receivables Accounts: deal with the collected Receivables and any other monies in the Receivables Accounts in accordance with Clause 3.10 (Operation of Receivables Accounts);

(kk) Recovery: use its best endeavours to recover the full amount of each Receivable in the ordinary course of trade and not:

(i) release any of the Receivables save upon a full discharge thereof or otherwise commute the liability of any Debtor (whether by reducing the amount due, extending the time for payment or otherwise); or

(ii) grant any rebate, refund or adjustment of any Receivable,

except in the ordinary course of trade for the relevant Debtors.

Securities

(ll) No Lending: not lend any Securities to any person;

(mm) No Restrictions: not permit any Securities to be or become subject to restrictions on transfer and promptly pay all calls in respect of Securities and Related Rights; and

(nn) Transfer: immediately inform the Security Agent on each occasion when any Related Rights arise and transfer any Securities or Related Rights to the Security Agent or its nominee immediately when required to do so.

Equipment

(oo) Notification: forthwith notify the Security Agent if it acquires a new item of Equipment (whether by way of addition to or replacement of an existing item of Equipment or otherwise howsoever) giving full details thereof and execute such deed, acknowledgment or other document as the Security Agent may reasonably require to ensure that such new item of Equipment is subject to a first fixed charge in favor of the Security Agent upon the same terms and conditions as set out in this Deed; and

(pp) Markings: attach to each item of Equipment, if required by the Security Agent, a notice in such conspicuous place and in such form as the Security Agent may reasonably require stating that such item is subject to a charge in favor of the Security Agent and shall not conceal, alter or remove such marking or permit it to be concealed, altered or removed;

Real Property

(qq) Observance of Law: at all times observe and perform the provisions of any planning legislation and comply with any conditions attached to any planning permissions relating to or affecting any part of the Real Property and not carry out any development on all or any part of the Real Property or make any material change in the use thereof and not without the prior consent in writing of the Security Agent (such consent not to be unreasonably withheld) or make any application for planning permission or implement any planning permission so obtained without in any such case the prior written consent of the Security Agent (such consent not to be unreasonably withheld);

(rr) Information: within seven (7) days after receipt of the same give full particulars to the Security Agent of any material notice, order, direction, designation, resolution or proposal having application to the Real Property or the area in which it is situate which may be given or made by any planning authority or other public or competent body or authority whatever which may materially and adversely affect such Real Property or its value as security and if reasonably required by the Security Agent as soon as practicable and at the Chargor’s cost take all necessary steps to comply with such material notice, order, direction, designation, resolution or proposal or otherwise and at the reasonable request of the Security Agent and at the cost of the Chargor make such objection or representation against or in respect of or relating to such material notice, order, direction, designation, resolution or proposal as aforesaid as the Security Agent shall reasonably deem expedient;

(ss) Rent: pay the rents reserved by and observe and perform all covenants, stipulations and obligations reserved by or contained in any lease, agreement for lease or tenancy agreement under or subject to which any part of the Real Property may be held and neither take any step nor omit to take any step whatsoever if in consequence of the taking of or omission to take such step such lease, agreement for lease or tenancy agreement may be surrendered or forfeited or the rent thereunder may be increased;

(tt) Letting: not without the prior consent in writing of the Security Agent (such consent not to be unreasonably withheld) confer on any other person any right or license to assign or sub-let any part of the Real Property or grant, create or permit to be acquired any easement, right or privilege relating to or affecting the Real Property or any part thereof other than in the ordinary course of its business and indemnify the Security Agent (and as a separate covenant any Receiver or Receivers appointed by it) against all existing and future rents, taxes, duties, fees, renewal fees, charges, assessments, impositions and outgoings whatsoever (whether imposed by deed or statute or otherwise and whether in the nature of capital or revenue and even though of a wholly novel character) which now or at any time during the continuance of the security constituted by or pursuant to this Deed are payable in respect of the Charged Assets or any part thereof or by the owner or occupier thereof;

(uu) Leasing: not exercise any of the powers reserved to a mortgagor by section 23 of the CLPA or otherwise grant or agree to grant any lease or tenancy of the Real Property or any part thereof or surrender or accept or agree to accept a surrender of any lease or tenancy thereof other than in the ordinary course of its business;

(vv) Occupation: except with the prior consent in writing of the Security Agent (such consent not to be unreasonably withheld), not allow any person any license or other right to occupy or share possession of the Real Property or any part thereof (save as may already exist) other than in the ordinary course of its business; and

(ww) Notification of Legal Mortgages: forthwith notify the Security Agent of any proposal or contract made by the Chargor for the acquisition by the Chargor of any land or immovable property or any interest therein and, in the case of any such land or immovable property situated in Singapore, execute in favor of the Security Agent, or as it may reasonably direct, such further or other legal assignments, transfers, mortgages, legal or other charges or securities as in each such case the Security Agent shall reasonably stipulate over the Chargor’s estate or interest in such land or immovable property for the purpose of perfecting the security hereby created over or in respect of such land or immovable property, and, in the case of any such land or immovable property situated outside the Republic of Singapore, forthwith give notice thereof to the Security Agent and such other information as the Security Agent may reasonably require and do all such acts as may, in the reasonable opinion of the Security Agent, be necessary or desirable for protecting or perfecting the security hereby created over or in respect of such land or immovable property.

7. CHARGOR’S LIABILITY

Notwithstanding the assignment of the Insurances herein contained, the Chargor shall remain liable under the Insurances to observe and perform all the obligations assumed by it thereunder and none of the Finance Parties shall have any obligation or liability thereunder. The Security Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it or to make any claim or take any other action to collect any monies or to enforce any rights and benefits hereby assigned.

8. ENFORCEMENT OF SECURITY

8.1 Events of Default. Each of the following events and circumstances shall be an Event of Default:

(a) Event of Default: any event or circumstance which would constitute an Event of Default as that term is defined in the Guarantee Issuance Facility Agreement; and/or

(b) Other Encumbrances: the Chargor purports or attempts to create any Encumbrance over all or any part of the Charged Assets (except as created under or pursuant to this Deed) or any third party asserts a claim in respect thereof.

8.2 Enforceability. Immediately upon the occurrence of an Event of Default, the security created by or pursuant to this Deed shall become enforceable in accordance with the provisions of this Deed.

8.3 Power of Security Agent. At any time after this security has become enforceable, the Security Agent may without further notice: (a) appoint a Receiver in accordance with Clause 8.4 (Appointment of Receiver); and/or (b) (whether or not it shall have appointed a Receiver) exercise all the powers and discretions hereby conferred either expressly or by implication on a Receiver (but without any limitations imposed by his appointment, and in relation to express powers and discretions as if any reference to the Receiver were a reference to the Security Agent) and all other powers conferred upon mortgagees by law or otherwise Provided that in the case of the exercise of a power of sale in respect of any Charged Asset other than the Gold Inventories, such power shall only be exercised by the Security Agent upon the expiry of fourteen (14) day’s prior written notice from the Security Agent to the Chargor of its intention to exercise such power of sale.

8.4 Appointment of Receiver. At any time after the security hereby created has become enforceable, or if the Chargor so requests (and notwithstanding that an order may have been made or a resolution passed for the winding-up of the Chargor) the Security Agent may appoint in writing any person(s) qualified as required by law to be a receiver or receiver and manager or administrative receiver of all or any part of the Charged Assets on such terms as the Security Agent thinks fit. If two or more persons are so appointed, they may be appointed in respect of different parts of the Charged Assets and each joint Receiver shall have power to act independently of any other joint Receiver (except to the extent specified to the contrary in the appointment). The Security Agent may remove a Receiver and may appoint another in his place.

8.5 Agent of Chargor. The Receiver shall be the agent of the Chargor (which shall be solely liable for his acts, defaults and remuneration) unless and until the Chargor goes into liquidation, after which he shall act as principal and shall not become the agent of the Finance Parties.

8.6 Powers of Receiver. Subject to any specific limitations placed upon him by the terms of his appointment or as provided herein, the Receiver (whether or not an administrative receiver) shall have the following powers exercisable without further notice:

(a) Statutory Powers: all powers, rights and remedies: (i) conferred on an administrative receiver by the Singapore Companies Act (Chapter 50); (ii) conferred on a receiver appointed under the CLPA; (iii) conferred on a mortgagee (including a mortgagee in possession) by the CLPA; and (iv) which the Chargor could (but for this Deed) exercise in relation to the Charged Assets, exercisable as if the Receiver were the absolute beneficial owner of the Charged Assets; and

(b) Additional Powers: without limiting the foregoing:

(i) to take possession of, collect and get in all or any part of the Charged Assets, to receive the rents and profits thereof and for these purposes to take any proceedings in the name of the Chargor or otherwise;

(ii) to manage or carry on or concur in carrying on the business of the Chargor or any part thereof as he may think fit without being responsible for loss or damage (except for loss or damage arising out of its negligence or willful misconduct);

(iii) to make and effect all repairs, renewals, alterations, improvements and developments to or in respect of the Charged Assets;

(iv) to sell by public auction or private contract or otherwise dispose of or deal with the Charged Assets in such manner, for such consideration and generally on such terms and subject to such conditions as the Receiver may think fit with full power to convey or otherwise transfer the Charged Assets in the name of the Chargor or other legal or registered owner provided that in the case of the exercise of a power of sale in respect of any Charged Asset other than the Gold Inventories, such power shall only be exercised by the Receiver upon the expiry of fourteen (14) day’s prior written notice from the Receiver to the Chargor of its intention to exercise such power of sale. Any consideration may be in the form of cash, debentures, shares, stock or other valuable consideration and may be payable immediately or by instalments spread over such period as the Receiver shall think fit and so that any consideration received in a form other than cash shall forthwith on receipt be and become charged with the payment of the Secured Indebtedness. Plant, equipment and machinery and other fixtures may be severed and sold separately from the premises containing them and the Receiver may apportion any rent and the performance of any obligations affecting such premises sold without the consent of the Chargor;

(v) to lease or license the Charged Assets, renew, terminate, surrender or accept the surrender of leases or licenses, in each case on such terms as the Receiver shall think fit (whether at a premium or otherwise) and without the restrictions set out in section 23 of the CLPA;

(vi) to add or sever fixtures and sell them separately from the premises containing them and apportion any rent, proceeds or obligations affecting such premises without the consent of the Chargor;

(vii) to surrender or transfer any of the Charged Assets to any governmental agency (whether for fair compensation or not), and to exchange (whether or not for fair value) any Charged Asset with any person (any asset received being treated as part of the Charged Assets) and to make any settlement, arrangement or compromise with any person or enter into or cancel any contract which the Receiver considers expedient;

(viii) to insure and keep insured the Charged Assets of an insurable nature against loss or damage by such risks and contingencies as the Receiver may think fit, in such manner in all respects as the Receiver may think fit, and to maintain, renew or increase any insurances in respect of the Charged Assets;

(ix) to make calls (conditionally or unconditionally) on the members of the Chargor in respect of uncalled capital;

(x) to promote the formation of companies with a view to the same purchasing all or any of the undertaking, property, assets and rights of the Chargor or otherwise;

(xi) to exercise all voting and other rights attaching to any Securities or Related Rights;

(xii) to institute, prosecute and defend any proceedings in the name of the Chargor or otherwise as may seem expedient;

(xiii) to make any arrangement, settlement or compromise or enter into any contracts which the Receiver shall think expedient in the interests of the Finance Parties;

(xiv) for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Deed and of defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise thereof or for any other purpose in connection herewith, to raise and borrow money either unsecured or on the security of the Charged Assets either in priority to this Deed or otherwise and generally on such terms and conditions as he may think fit provided that:

(i) no Receiver shall exercise such power without first obtaining the written consent of the Finance Parties and the Finance Parties shall incur no liability to the Chargor or any other person by reason of its giving or refusing such consent whether absolutely or subject to any limitation or condition; and

(ii) no person lending such money shall be concerned to enquire as to the existence of such consent or the terms thereof or as to the propriety or purpose of the exercise of such power or to see to the application of any money so raised or borrowed;

(xv) to appoint managers, agents, officers, solicitors, accountants, auctioneers, brokers, architects, engineers, workmen or other professional or non-professional advisers, agents or employees for any of the aforesaid purposes at such salaries or for such remuneration and for such periods as the Receiver may determine and to dismiss any of the same or any of the existing staff of the Chargor and to delegate to any person any of the powers hereby conferred on the Receiver;

(xvi) to give receipts for the Charged Assets and any rents and profits thereof and any other monies or assets coming into the Receiver’s hands;

(xvii) in the exercise of any of the above powers to expend such sums as the Receiver may think fit and the Chargor shall forthwith on demand repay to the Receiver all sums so expended together with interest thereon at such rates determined by the Lenders in accordance with the provisions of clause 13 of the Guarantee Issuance Facility Agreement from the time of the same having been paid or incurred and until such repayment such sums together with such interest shall be secured by this Deed; and

(xviii) to have access to and make use of the premises and the accounting and other records of the Chargor and the services of its staff for all or any of the purposes aforesaid.

(c) Ancillary Powers: execute deeds and documents on behalf of the Chargor and do all such other acts and things which the Receiver may reasonably consider to be incidental or conducive to any of the matters or powers referred to above or to the realization of the security created by this Deed and to use the name of the Chargor in the exercise of all or any of the powers conferred by or referred to in this Deed.

All property of any kind acquired in the exercise of the powers conferred by this Deed shall be subject to the security hereby created.

8.7 Remuneration of Receiver. Each Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Security Agent (or, failing such agreement, to be fixed by the Security Agent) appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm.

8.8 No Restrictions on Power of Sale. No restrictions imposed by any ordinance or other statutory provision in relation to the exercise of any power of sale shall apply to this Deed. Provided that in the case of the exercise of a power of sale in respect of any Charged Asset other than the Gold Inventories, such power shall only be exercised by the Security Agent or the Receiver (as the case may be) upon the expiry of fourteen (14) day’s prior written notice from the Security Agent or the Receiver (as the case may be) to the Chargor of its intention to exercise such power of sale.

8.9 Receiver to Conform to Security Agent’s Directions. The Receiver shall in the exercise of the Receiver’s powers, authorities and discretions conform to the directions and regulations from time to time given or made by the Security Agent.

8.10 Give up Possession. The Security Agent may give up possession of any Charged Assets at any time and may discontinue any receivership.

8.11 Not Mortgagee in Possession. Neither the Security Agent nor any Receiver shall by reason of its entering into possession of any of the Charged Assets be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee in possession might otherwise be liable except if such loss, default or omission arises as a result of the Security Agent’s or the Receiver’s negligence or willful misconduct.

8.12 Exclusion of Liability. Neither the Security Agent nor any Receiver shall be responsible for any losses of any kind whatsoever (including, without limitation, negligence, default or dishonesty of any person employed by the Security Agent, any attorney of the Security Agent or any Receiver) which may occur in or about the exercise, or purported exercise or non-exercise of any of the rights, powers or remedies of the Security Agent except if such loss arises as a result of the negligence or willful misconduct of the Security Agent or such Receiver. The Security Agent and every Receiver shall be entitled to all the privileges and immunities conferred on mortgagees and receivers appointed thereunder by the CLPA.

8.13 Exclusion of Statute. Sections 29(6) (Rate of Remuneration) and (8) (Application of Monies Received by Receiver) of the CLPA shall not apply in relation to the Receiver.

8.14 Purchaser Not Bound to Enquire. No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Security Agent or the Receiver to exercise any of the powers hereby conferred has arisen or not or be concerned with the propriety or regularity of the exercise thereof or be concerned with notice to the contrary or be concerned or responsible for the application of any monies received by the Security Agent or the Receiver and the receipt of the Security Agent or the Receiver for any monies paid to it shall be a good and sufficient discharge to the person paying the same

8.15 Acceptance of Payments. This Deed may be enforced notwithstanding that the Security Agent or any other Finance Parties may have accepted payment of any Secured Indebtedness after the occurrence of an Event of Default.

8.16 Extension and Variation of the CLPA. The foregoing powers conferred on the Security Agent or a Receiver shall be in addition to and not to the prejudice of all statutory and other powers of the Security Agent or a Receiver under the CLPA or otherwise. The Security Agent or Receiver may exercise without any statutory restrictions (in particular the restrictions in Section 25 of the CLPA) all of the powers conferred on the Security Agent or Receiver by the CLPA as hereby varied or extended, which power shall arise and may be exercised at any time after the happening of an Event of Default without further notice. Provided that in the case of the exercise of a power of sale in respect of any Charged Asset other than the Gold Inventories, such power shall only be exercised by the Security Agent upon the expiry of fourteen (14) day’s prior written notice from the Security Agent to the Chargor of its intention to exercise such power of sale.

9. Receipt and Application of Monies

9.1 Application of Monies. All monies received by the Security Agent or the Receiver hereunder shall be applied in or towards satisfaction of the Secured Indebtedness in such order of priority as the Security Agent in its absolute discretion may determine (subject to the prior discharge of all liabilities having priority thereto by law) and subject to any such determination in the following order of priority:

(f) in payment or satisfaction of all costs, charges, expenses and liabilities incurred and payments made by or on behalf of the Security Agent or the Receiver in connection with the exercise of any powers hereunder and in preserving or attempting to preserve this security or the Charged Assets and of all outgoings paid by the Security Agent or the Receiver;

(g) in payment to the Receiver of all remuneration as may be agreed between him and the Security Agent to be paid to him at the time of, or at any time after, his appointment;

(h) in payment or satisfaction of the remaining Secured Indebtedness (interest being satisfied first) or such part thereof as the Security Agent may determine until the whole of the Secured Indebtedness shall have been certified by the Security Agent as having been discharged and so that if the Chargor is contingently liable or will or might be so liable in respect of any monies, obligations or liabilities hereby secured all monies not dealt with under the preceding provisions of this Clause shall be placed on deposit in such separate account as the Security Agent in its absolute discretion may think fit for the purpose of securing the contingent liabilities of the Chargor and shall become subject to this security, to be applied against such contingent liabilities as they fall due, and the remaining balance (if any) shall be paid to the Chargor or other person entitled thereto.

10. TAXES AND OTHER DEDUCTIONS

10.1 No Deductions or Withholdings. All sums payable by the Chargor under this Deed shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Chargor or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of any Finance Party, the Chargor shall, together with such payment, pay such additional amount as will ensure that such Finance Party receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required. The Chargor shall promptly forward to the Security Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

10.2 Tax Credits. In the event that any Finance Party actually receives the benefit of a tax credit or allowance resulting solely and directly from a payment by the Chargor under Clause 10.1 (No Deductions or Withholdings) then such Finance Party shall pay to the Chargor such part of that benefit as in the opinion of such Finance Party will leave it (after such payments) in no more and no less favorable a position than it would have been if the Chargor had not been required under Clause 10.1 (No Deductions or Withholdings) to make payment on account of any deduction or withholding as referred to in Clause 10.1 (No Deductions or Withholdings) Provided always that the Finance Party shall:

(a) be the sole judge of the amount of any such benefit and of the date on which it is received;

(b) have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it; and

not be obliged to disclose to the Chargor any information regarding its tax affairs or tax computations.

11. SET-OFF

11.1 Set-Off. Notwithstanding Clause 8 (Enforcement of Security), the Chargor agrees that the Security Agent shall (without prejudice to any general or banker’s lien, right of set-off or any other right to which it may be entitled) have the right (but not the obligation), without notice to the Chargor or any other person, at any time to set off and apply any credit balance on the Receivables Accounts (whether subject to notice or not and whether matured or not and in whatever currency) and any other indebtedness owing by the Security Agent to the Chargor, against the Secured Indebtedness and any monies, obligations and liabilities of the Chargor to the Security Agent on any other account or in any other respect whether actual or contingent. The Security Agent may convert any such credit balance or other indebtedness at the prevailing rate of exchange into such other currencies as may be necessary for this purpose.

11.2 Security Agent May Debit Account of Chargor. The Security Agent may, without prejudice to any other right, power or remedy of the Security Agent, at any time and from time to time, without further authority or notice to the Chargor, debit and charge the Receivables Accounts with any of the monies payable to any of the Finance Parties under the Guarantee Issuance Facility Agreement or this Deed.

12. Costs, Charges and Expenses

12.1 Expenses. The Chargor shall from time to time forthwith on demand pay to or reimburse each Finance Party and the Receiver for:

(a) all reasonable costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by any Finance Party or the Receiver in connection with the preparation, execution and registration of this Deed, any other documents required in connection herewith and any amendment to or extension of, or the giving of any consent or waiver in connection with, this Deed;

(b) all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by any Finance Party or the Receiver in investigating any event which it reasonably believes is an Event of Default or Potential Event of Default or in exercising any of its or their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or otherwise preserving or enforcing its or their rights hereunder or in connection with the preservation or attempted preservation of the Charged Assets or in defending any claims brought against it or them in respect of this Deed or the Chargor’s interest in the Charged Assets or in releasing or re-assigning this Deed upon payment of all monies hereby secured; and

(c) all remuneration payable to the Receiver,

and, until payment of the same in full, all such costs, charges, expenses and remuneration shall be secured by this Deed.

12.2 Taxes. The Chargor shall pay when due all present and future stamp and other like duties and taxes and all notarial, registration, recording and other similar fees which may be payable in respect of this Deed and any documentation required in connection with this Deed and shall indemnify each of the Finance Parties from and against all liabilities, costs and expenses which may result from any delay or default in paying such duties, taxes or fees (unless such delay or default was caused by or resulted from any willful misconduct or negligence of any such Finance Party).

13. Indemnity

13.1 General Indemnity. The Chargor shall indemnify each of the Finance Parties and the Receiver (and any attorney or delegate of either of them) from and against all losses, liabilities, damages, costs and expenses reasonably incurred by it or them in the execution or performance of the terms and conditions hereof and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arise in respect of the non-performance or non-observance of any of the undertakings and agreements on the part of the Chargor herein contained or in respect of any matter or thing done or omitted relating in any way whatsoever to the Charged Assets provided that the Chargor shall not be obliged to indemnify any person pursuant to this Clause 13.1 (General Indemnity) to the extent that any such losses, liabilities, damages, costs or expenses were caused by the negligence or willful misconduct of that person.

13.2 Currency Indemnity. If an amount due to any Finance Party from the Chargor in one currency (the “first currency”) under this Deed is received by such Finance Party in another currency (the “second currency”), the Chargor’s obligations to such Finance Party in respect of such amount shall only be discharged to the extent that such Finance Party may purchase the first currency with the second currency in accordance with normal banking procedures. If the amount of the first currency which may be so purchased (after deducting any costs of exchange and any other related costs) is less than the amount so due, the Chargor shall indemnify such Finance Party against the shortfall. This indemnity shall be an obligation of the Chargor independent of and in addition to its other obligations under this Deed.

13.3 Payment and Security. The Security Agent may retain and pay out of any money in the Security Agent’s hands all sums necessary to effect the indemnities contained in this Clause and all sums payable by the Chargor under this Clause shall form part of the monies hereby secured.

14. Evidence of Debt

A certificate signed by an authorized officer of the Security Agent stating any amount or rate (and showing reasonable detail of the basis and the computation of such amount or rate) for the purpose of this Deed shall, in the absence of fraud or manifest error, be conclusive and binding on the Chargor.

15. Further Assurance

15.1 Further Assurance. The Chargor shall at any time and from time to time (whether before or after the security hereby created shall have become enforceable) execute such further legal or other mortgages, charges or assignments and do all such transfers, assurances, acts and things as the Security Agent may reasonably require to give effect to the securities created by this Deed over or in respect of all or any of the undertaking, property, assets and rights both present and future of the Chargor to secure all monies, obligations and liabilities hereby covenanted to be paid or hereby secured or for the purposes of perfecting and completing any assignment of the Security Agent’s rights, benefits or obligations hereunder and the Chargor shall also give all notices, orders and directions which the Security Agent may reasonably require.

15.2 Enforcement of Security Agent’s Rights. The Chargor will do or permit to be done everything which the Security Agent may from time to time reasonably require to be done for the purpose of enforcing the Security Agent’s rights under this Deed and will allow its name to be used as and when reasonably required for that purpose.

16. Power of Attorney

The Chargor hereby irrevocably appoints the Security Agent, the Receiver and any persons deriving title under either of them by way of security jointly and severally to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Security Agent or the Receiver shall reasonably think proper or expedient for carrying out any obligations imposed on the Chargor hereunder or, for carrying out any obligation imposed on for exercising any of the powers hereby conferred or in connection with any sale or disposition of the Charged Assets or the exercise of any rights in respect thereof or for giving to the Security Agent the full benefit of this security and so that the appointment hereby made shall operate to confer on the Security Agent and the Receiver authority to do on behalf of the Chargor anything which it can lawfully do by an attorney. Provided that the parties hereby agree that the Security Agent, the Receiver and any persons deriving title under either of them shall not exercise the powers and authorities hereby conferred until the occurrence of an Event of Default or a Potential Event of Default.

The Chargor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.

17. Other Encumbrances

17.1 Tacking. All monies which are expressed to be secured by this Deed and which are advanced, paid or otherwise provided after any Finance Party receives notice of the creation of any other Encumbrance shall be secured by this Deed in priority to any monies secured by that other Encumbrance, unless the Finance Parties specifically agree otherwise in writing.

17.2 Opening of New Account. If any Finance Party receives actual or constructive notice, of any subsequent charge or other instrument affecting any part of the Charged Assets and/or the proceeds of realization thereof, such Finance Party may open a new account with the Chargor. If such Finance Party does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice, and as from that time all payments made to it shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Deed is security.

18. Protective Clauses

18.1 Protective Clauses. Without limiting Clause 4 (Continuing Security) neither the liability of the Chargor nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:

(a) Other Encumbrances: any other Encumbrance, guarantee or other security or right or remedy being or becoming held by or available to any Finance Party or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by any Finance Party at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy any Finance Party may now or hereafter have from or against the Chargor or any other person;

(b) Time: the granting of any time or indulgence to the Chargor or any other person;

(c) Variation: any variation or modification of the Guarantee Issuance Facility Agreement, any of the other Finance Documents or any other document referred to therein;

(d) Invalidity: the invalidity or unenforceability of any obligation or liability of the Chargor under the Guarantee Issuance Facility Agreement or any of the other Finance Documents;

(e) Defective Execution: any invalidity or irregularity in the execution of this Deed, the Guarantee Issuance Facility Agreement or any of the other Finance Documents;

(f) Defective Capacity: any deficiency in the powers of the Chargor to enter into or perform any of its obligations under this Deed or under any of the other Finance Documents or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Chargor;

(g) Change in Constitution: any change in the constitution of the Chargor or any Finance Party or (in relation to any of them) its absorption in or amalgamation with, or the acquisition of all or a part of its undertaking by, any other person;

(h) Insolvency: the insolvency or liquidation or any incapacity, disability or limitation of the Chargor;

(i) Waiver: any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Chargor or any other person or any compromise, arrangement or settlement with any of the same; and

(j) Other: any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Chargor under this Deed.

18.2 Unrestricted Right of Enforcement. This Deed may be enforced without the Finance Parties first having recourse to any other security or rights or taking any other steps or proceedings against the Chargor or any other person or may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies obligations and liabilities hereby secured.

18.3 Restriction on Consolidation. Section 21(1) of the CLPA shall not apply to this Deed.

18.4 Release. The Security Agent may release any of the Charged Assets from the security hereby created at any time and any such release shall not in any way affect, prejudice or invalidate the security created over any other Security Document or the obligations of the Chargor under this Deed or the Guarantee Issuance Facility Agreement or any other Security Document to which it is a party.

18.5 Release of Charge Conditional. Any release, settlement or discharge given or made by the Security Agent in consideration for any assurance, security, disposition or payment made by the Chargor or any other person shall be conditional upon such assurance, security, disposition or payment not being void, voidable, set aside or ordered to be refunded for any reason whatsoever under any law (including, without limitation, any law relating to preferences, bankruptcy, insolvency, administration or winding up). If such condition is not fulfilled:

(a) Enforcement: the Security Agent shall be entitled to enforce the security created by or pursuant to this Deed subsequently to the same extent as if no such assurance, security, disposition or payment had been made and any such release, settlement or discharge had not occurred;

(b) Further Assurance: the Chargor shall, at its own expense, promptly do, execute and deliver, and cause any relevant third person to do, execute and deliver, all such acts and instruments as the Security Agent may reasonably require to reinstate the security expressed to be constituted by this Deed; and

(c) Retention of Security: the Security Agent may retain this Deed, any security hereby created and any document deposited with it hereunder until it is satisfied that such condition has been or will be fulfilled, and this Clause 18.5 shall survive the discharge of this Deed unless the Security Agent expressly agrees otherwise in writing.

19. AMENDMENT, WAIVER AND SEVERABILITY

19.1 Amendment. Any amendment or waiver of any provision of this Deed and any waiver of any default under this Deed shall only be effective if made in writing and signed by the Security Agent.

19.2 Waiver. No failure or delay by any Finance Party in exercising any of its right, power or remedy under this Deed shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights, powers and remedies provided in this Deed are cumulative and do not exclude any other rights, powers or remedies provided by law.

19.3 Severability. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Deed, shall not be affected or impaired thereby.

20. Miscellaneous

20.1 Counterparts. This Deed may be executed in any number of counterparts and by the different parties to this Deed on separate counterparts which when taken together shall constitute one and the same instrument.

20.2 Survival of Indemnities. The indemnities contained in this Deed are continuing obligations of the Chargor and are separate and independent from the other obligations of the Chargor and shall survive the termination of this Deed.

21. ASSIGNMENT

21.1 Successors and Assigns. This Deed shall be binding upon and inure to the benefit of the parties to this Deed and their respective successors and permitted assigns.

21.2 Assignment by Chargor. The Chargor shall not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed without the prior written consent of the Security Agent.

21.3 Assignment by Lenders. The Lenders may assign or grant participations in all or any part of their rights under this Deed in accordance with the provisions of clause 19.3 and clause 19.4 respectively of the Guarantee Issuance Facility Agreement.

21.4 Change of Security Agent. The Security Agent may assign and transfer all of its rights to the Charged Assets and all of its rights and obligations under this Deed to a replacement Security Agent appointed in accordance with the Guarantee Issuance Facility Agreement and, when such assignment and transfer takes effect, the replacement Security Agent shall be for all purposes acting as security agent and trustee in accordance with this Deed and the Guarantee Issuance Facility Agreement.

22. NOTICES

21.1 Delivery. Each notice, demand or other communication to be given or made under this Deed shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by not less than five (5) days’ prior written notice specified to the other party):

To the Chargor:	KULICKE & SOFFA (S.E.A.) PTE. LTD.
6 Serangoon North Avenue 5
#03-16
Singapore 554910

Fax Number	: (65) 6880 9662
Attention	: Ho Siew Foong/ Conrad Wee

To the Security Agent:	NATEXIS BANQUES POPULAIRES
SINGAPORE BRANCH
50 Raffles Place #41-01
Singapore Land Tower
Singapore 048623

Telephone Number	: (65) 6224 1455
Fax Number	: (65) 6224 8651
Attention	: Karen Lim/ Kelly Yan

22.2 Deemed Delivery. Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address, (b) if given or made by fax, when despatched with electronic confirmation of complete and error-free transmission, Provided that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

22.3 Language. Each notice or other communication under this Deed shall be in English. Any other documents required to be delivered under this Deed shall be either in English or be accompanied by a certified translation into English.

23. GOVERNING LAW AND JURISDICTION

23.1 Law. This Deed and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Singapore.

23.2 Jurisdiction. The Chargor irrevocably agrees for the benefit of the Finance Parties that any legal action arising out of or relating to this Deed may be brought in the courts of Singapore and irrevocably submits to the non-exclusive jurisdiction of such courts.

23.3 No Limitation on Right of Action. Nothing in this Deed shall limit the right of any Finance Party to commence any legal action against the Chargor and/or its assets in any other jurisdiction or to serve process in any manner permitted by law, and the taking of proceedings in any jurisdiction shall not preclude any Finance Party from taking proceedings in any other jurisdiction whether concurrently or not.

23.4 Waiver; Final Judgment Conclusive. The Chargor irrevocably and unconditionally waives any objection which it may now or hereafter have to the choice of Singapore as the venue of any legal action arising out of or relating to this Deed and agrees not to claim that any court in that venue is not a convenient or proper forum. The Chargor also agrees that a final judgment against it in any such legal action shall be final and conclusive and may be enforced in any other jurisdiction, and that a certified or otherwise duly authenticated copy of the judgment shall be conclusive evidence of the fact and amount of its indebtedness.

23.5 Waiver of Immunity. The Chargor irrevocably and unconditionally waives any immunity to which it or its assets may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in Singapore or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its assets from attachment prior to judgment or from execution of a judgment.

THIS DEED has been executed as a Deed by the parties hereto and is intended to be and is hereby delivered on the date stated at the beginning of this Deed.

Schedule 1

Particulars of Insurances as at the date hereof

Policy No.	:	MD0300409

Name of insurer	:	Underwriting members of Lloyds

Insured	:	Kulicke & Soffa Industries and/or its subsidiaries and/or American Fine Wire and/or N.M. Rothschild & Sons (Australia) Limited for their respective rights and interests.

Period	:	12 months at 1st October 2003

Insurances covered	:

Type	:	All Risks

Interest	:	Gold and/or bullion and/or numismatic coins and/or precious metals and/or previous metals in whatever form or stage, whether or not specifically identifiable during processing and the process thereof, the property of the Insured or for which they are legally of contractually responsible or for which they have received instruction to insure or deem themselves responsible to insure.

Limit of Liability	:	US$18,000,000 any one loss any one location as per schedule sublimited to US$500,000 any one loss any one location in respect of any other Kulicke & Soffa location.

Schedule 2

Form of Notice

To: [name of Insurer]

                     200

Dear Sirs,

Re: [specify relevant policy or contract of insurance]

We refer to the above insurances (the “Insurances”) effected by you in favour of [                            ] as detailed in a Debenture (the “Debenture”) dated      2004, a copy of which is attached hereto.

We give you notice that by the Debenture we have assigned to Natexis Banques Populaires, Singapore Branch (the “Security Agent”) acting on its own behalf and as agent and security trustee for the Finance Parties all our right, title, interest and benefit in and to the Insurances and all payments to be made by you thereunder.

We instruct you that until further notice all payments in respect of any claim for an amount which you may be required to make pursuant to the terms of the Insurances should be made in accordance with the terms set out in the enclosed form of loss payable and notice of cancellation clause.

These instructions may not be altered or revoked by us without the prior written consent of the Security Agent.

Please acknowledge these instructions by signing as indicated and returning to the Security Agent the enclosed duplicate of this notice.

Yours faithfully,

For and on behalf of

KULICKE & SOFFA (S.E.A.) PTE. LTD.

Name:
Title:

[enclose form of Loss Payable and Notice of Cancellation Clause]

[On duplicate]

To:	Natexis Banques Populaires, Singapore Branch

Attn: [ ]

(on its own behalf and
as agent and security trustee for the Finance Parties
referred to above)

We acknowledge receipt of the above notice and confirm that we consent to the assignment set out in the above notice and that a loss payable and notice of cancellation clause in the form enclosed with the notice has been included in the Insurances and that we will comply with the instructions contained therein.

Dated                      200

For and on behalf of

[name of Insurer]

Authorized Signature(s)

Name:

Title:

Schedule 3

Form of Loss Payable and Notice of Cancellation Clause

By a Debenture dated              200     , KULICKE & SOFFA (S.E.A.) PTE. LTD. (the “Chargor”) assigned all its right, title, interest and benefit in and to this policy/contract of insurance and the benefits and proceeds hereof including all claims of whatever nature and returns of premiums to NATEXIS BANQUES POPULAIRES, SINGAPORE BRANCH (the “Security Agent”) acting on its own behalf and as agent and security trustee for the Finance Parties (as defined therein). Until notice in writing to the contrary is received by the insurer or insurance broker hereunder from the Security Agent, all proceeds payable hereunder shall be paid directly to the Security Agent.

The Security Agent shall be advised:

(i) if any insurer under this policy/contract gives notice of cancellation of any insurance hereunder, at least fourteen (14) days before any such cancellation is to take effect;

(ii) of any proposed alteration in or termination or expiry of any such insurance at least fourteen (14) days before such alteration, termination or expiry is to take effect;

(iii) promptly of any default in the payment of any premium or call;

(iv) promptly of any act or omission or of any event of which any insurer hereunder has knowledge and which might invalidate or render unenforceable in whole or in part such insurance.

No cancellation, termination or expiry of or alteration to any insurance hereunder shall be effective as against the Security Agent or the Finance Parties unless the relevant provisions of this Clause have been complied with in full.

The rights of the Security Agent and the Finance Parties under this policy/contract of insurance shall not be prejudiced by any act or neglect of the Chargor or any other person nor by any foreclosure or other proceedings or notice of sale of the Gold or any other Charged Assets (as defined in the Debenture).

The Security Agent may, but shall not be required to, pay any insurance premiums unpaid by the Chargor.

EXECUTION

THE CHARGOR

THE COMMON SEAL of	)
KULICKE & SOFFA (S.E.A.) PTE. LTD.	)
was affixed to this Deed in	)
the presence of:	)

/s/ Ho Siew Foong
Director
/s/ Sabrina Ruskin
Director/Secretary

THE SECURITY AGENT

SIGNED by	)
for and on behalf of	)
NATEXIS BANQUES POPULAIRES	)
SINGAPORE BRANCH	)
in the presence of:	)

/s/ Clara Hang
(Signature)
/s/ Philippe Petitgas
(Signature)